EXHIBIT 32
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
(1)	this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Life Time Fitness, Inc.
Dated: February 28, 2007

/s/ Bahram Akradi
Bahram Akradi
Chairman of the Board of Directors, President and Chief Executive Officer

/s/ Michael R. Robinson
Michael R. Robinson
Executive Vice President and Chief Financial Officer